K&L Gates llp 1601 K Street NW Washington, DC 20006-1600
t 202.778.9000	www.klgates.com
March 1, 2010
Direxion Shares ETF Trust
33 Whitehall Street, 10th Floor
New York, New York 10004
Ladies and Gentlemen:
     We have acted as counsel to Direxion Shares ETF Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (“SEC”) of Post-Effective Amendment No. 8 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201) (the “Post-Effective Amendment”), registering an indefinite number of shares of beneficial interest of the funds listed on Exhibit A, each a series of the Trust (the “Shares”), under the Securities Act of 1933, as amended (the “1933 Act”).
     You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust Instrument and By-Laws of the Trust, and the action of the Trust’s Board of Trustees that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.
     Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.
     Based upon and subject to the foregoing, we are of the opinion that:
1.	The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

2.	When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.
     This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-

Direxion Shares ETF Trust
March 1, 2010

Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ K&L Gates LLP

Exhibit A

2X BULL FUNDS	2X BEAR FUNDS
International Funds
Direxion Daily BRIC Bull 2X Shares (BRIL)	Direxion Daily BRIC Bear 2X Shares (BRIS)
Direxion Daily India Bull 2X Shares (INDL)	Direxion Daily India Bear 2X Shares (INDZ)

3X BULL FUNDS	3X BEAR FUNDS
Domestic Equity Index Funds
Direxion Daily Total Market Bull 3X Shares	Direxion Daily Total Market Bear 3X Shares
Direxion Daily Large Cap Bull 3X Shares (BGU)	Direxion Daily Large Cap Bear 3X Shares (BGZ)
Direxion Daily Mid Cap Bull 3X Shares (MWJ)	Direxion Daily Mid Cap Bear 3X Shares (MWN)
Direxion Daily Small Cap Bull 3X Shares (TNA)	Direxion Daily Small Cap Bear 3X Shares (TZA)

International Funds
Direxion Daily Developed Markets Bull 3X Shares (DZK)	Direxion Daily Developed Markets Bear 3X Shares (DPK)
Direxion Daily Emerging Markets Bull 3X Shares (EDC)	Direxion Daily Emerging Markets Bear 3X Shares (EDZ)
Direxion Daily China Bull 3X Shares (CZM)	Direxion Daily China Bear 3X Shares (CZI)
Direxion Daily Latin America Bull 3X Shares (LBJ)	Direxion Daily Latin America Bear 3X Shares (LHB)

Specialty Funds
Direxion Daily Clean Energy Bull 3X Shares	Direxion Daily Clean Energy Bear 3X Shares
Direxion Daily Energy Bull 3X Shares (ERX)	Direxion Daily Energy Bear 3X Shares (ERY)
Direxion Daily Financial Bull 3X Shares (FAS)	Direxion Daily Financial Bear 3X Shares (FAZ)
Direxion Daily Technology Bull 3X Shares (TYH)	Direxion Daily Technology Bear 3X Shares (TYP)
Direxion Daily Real Estate Bull 3X Shares (DRN)	Direxion Daily Real Estate Bear 3X Shares (DRV)
Direxion Daily Homebuilders Bull 3X Shares (HBG)	Direxion Daily Homebuilders Bear 3X Shares (HBQ)

Fixed Income Funds
Direxion Daily 2-Year Treasury Bull 3X Shares (TWOL)	Direxion Daily 2-Year Treasury Bear 3X Shares (TWOZ)
Direxion Daily 5-Year Treasury Bull 3X Shares (FYD)	Direxion Daily 5-Year Treasury Bear 3X Shares (FYO)
Direxion Daily 10-Year Treasury Bull 3X Shares (TYD)	Direxion Daily 10-Year Treasury Bear 3X Shares (TYO)
Direxion Daily 30-Year Treasury Bull 3X Shares (TMF)	Direxion Daily 30-Year Treasury Bear 3X Shares (TMV)

K&L Gates llp 1601 K Street NW Washington, DC 20006-1600
t 202.778.9000	www.klgates.com
March 1, 2010
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	Direxion Shares ETF Trust File Nos. 333-150525; 811-22201 Post-Effective Amendment No. 8
Ladies and Gentlemen:
     We have acted as counsel to Direxion Shares ETF Trust (the “Trust”) in connection with the preparation of Post-Effective Amendment No. 8 to the Trust’s Registration Statement on Form N-1A (the “Amendment”), and we have reviewed a copy of the Amendment being filed with the U.S. Securities and Exchange Commission.
     Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ K&L Gates LLP